EXHIBIT 99.1

Arbor Realty Trust to Acquire Agency Platform From Arbor Commercial Mortgage, LLC

  Acquisition of a Top 10 DUS® Lender with an~$11 billion long dated  servicing portfolio
  Expands Arbor Realty Trust’s core product offering to extend relationships with borrowers and provide clients with a complete financing solution
  Expected to be immediately accretive to earnings and dividends

UNIONDALE, N.Y., Feb. 25, 2016 (GLOBE NEWSWIRE) -- Arbor Realty Trust, Inc. (NYSE:ABR) (the “Company”) announced today that it has entered into a definitive agreement to acquire the agency platform (the “Acquired Businesses”) of Arbor Commercial Mortgage LLC (“Arbor Commercial Mortgage” or “ACM”) for $250 million. The purchase price is to be paid 50% in stock and 50% in cash with the stock component to be paid with 19.23 million Operating Partnership Units, which was based on a stock price of $6.50 per share.  The purchase price is subject to potential adjustment based on changes in the value of the acquired servicing portfolio on the closing date. The Company has the option, at the discretion of the Special Committee of the Board of Directors of Arbor Realty Trust, to utilize up to $50 million of seller financing to satisfy a portion of the cash consideration. All of the employees directly related to the Acquired Businesses will become a part of the Company following the consummation of the transaction.

The Acquired Businesses represent a leading national multifamily agency loan origination and servicing platform with over 200 direct employees, including 20 originators in eight states and have over 20 years of experience. The Acquired Businesses originated over $3 billion in loans in 2015, the vast majority of which were government sponsored loans through Fannie Mae Delegated Underwriting and Servicing (DUS ®) program, Federal Home Loan Mortgage Corporation (Freddie Mac) and Government National Mortgage Association (Ginnie Mae). The Acquired Businesses have a servicing portfolio of approximately $11 billion of unpaid principal balance as of January 31, 2016 and has the distinction of being one of the 25 Fannie Mae DUS® licensed lenders as well as a top 10 multifamily DUS® lender for nine consecutive years. The Acquired Businesses were the top small loan lender for Fannie Mae in 2014 and the top small balance lender for Freddie Mac in 2015 by origination volume.

“We are extremely excited to have reached an agreement to purchase ACM’s significant agency platform,” said Ivan Kaufman, Chief Executive Officer.  “We believe this will be a transformational transaction that will benefit our shareholders greatly, and we expect the transaction to be immediately accretive to our earnings and dividends.”

“This transaction represents a significant milestone for the Company. The acquisition provides the Company with new origination verticals and provides a stable and predictable servicing fee revenue stream. This transaction will also broaden our product offerings and increase our size and scale creating a fully integrated franchise,” said Bill Green, Lead Independent Director.

Arbor Realty Trust expects the transaction to be accretive to its earnings and provide several strategic benefits for shareholders:

  Diversification and predictability of earnings streams:  The acquisition of a long dated prepayment protected servicing portfolio will result in a consistent and recurring cash flow stream in a diversified stable annuity of servicing income.

  Creates fully integrated franchise:  The Acquired Businesses add significant new origination and servicing verticals to Arbor Realty Trust that complement existing commercial real estate lending products. These new business lines also provide a strong foothold in the GSE multifamily sector with high barriers to entry providing natural limitations on competition and will meaningfully increase the size and scale of the Company.

  Comprehensive product offering:  Following consummation of the transaction, the Company will be able to meet the multiple needs of its clients with products for short-term and long-term commercial real estate financing needs.

  Larger more efficient Company: The acquisition will result in a significant increased equity base and market cap, creating a larger, more efficient vehicle to access capital.

  Full alignment with shareholders:  Experienced management team that is fully aligned with shareholders through significant stock ownership.

In addition, the Company has obtained a two year option to purchase for $25 million the existing management contract and fully internalize the management structure. The exercise of this option is at the discretion of the Special Committee of the Board of Directors of Arbor Realty Trust, which has no obligation to exercise its option.

The transaction will require certain government and GSE approvals as well as a shareholder vote and other third party approvals. The transaction is expected to close during the third quarter of 2016, however, there can be no assurances that the transaction will be completed during this period or at all.

The independent members of the Board of Directors of Arbor Realty Trust acting on the recommendation of a Special Committee of independent directors unanimously approved the asset purchase agreement relating to this acquisition. The Special Committee of the Board of Directors retained J.P. Morgan Securities, LLC as financial advisor and Willkie Farr & Gallagher LLP as legal advisor with respect to the acquisition. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Arbor Realty Trust, Inc. Wells Fargo Securities, LLC and Dechert LLP acted as ACM’s financial and legal advisors.

Conference Call and Webcast Information

The Company will host a conference call on February 26, 2016 at 10:00 AM Eastern Time to discuss the transaction during its scheduled fourth quarter 2015 earnings call. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 51725743.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through March 31, 2016.  In addition, a telephonic replay of the call will be available until March 4, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 51725743.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 17 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Important Information for Investors and Stockholders

This communication shall not constitute a solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration. The Company will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). The Company will provide the final proxy statement to its stockholders. Investors and security holders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about the Company and the proposed transaction. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company free of charge at the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by the Company may be obtained free of charge by directing such request to: moreinfo@arbor.com, or the documents can be obtained directly by accessing the investor relations section of the Company’s website at www.arborrealtytrust.com.

The Company and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company. Information about the directors and executive officers of the Company is set forth in the proxy statement on Schedule 14A for the Company's 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2015.  Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Safe Harbor Statement

Certain items in this press release or on the conference call may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations will be detailed in our SEC reports. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or on the conference call to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement; (2) the inability to complete the transactions contemplated by the Asset Purchase Agreement due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in the Asset Purchase Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the Asset Purchase Agreement; (4) the inability to successfully integrate our business with the purchased business or to integrate the businesses within the anticipated timeframe; (5) the risk that the proposed transactions disrupt current plans and operations and increase operating costs; (6) the ability to recognize the anticipated benefits of the combination of Transaction including the realization of synergy benefits and to recognize such benefits within the anticipated timeframe; (7) the outcome of any legal proceedings that may be instituted against the Company or others following announcement of the Asset Purchase Agreement and transactions contemplated therein; and (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

Contacts:
Arbor Realty Trust, Inc.
Paul Elenio, Chief Financial Officer
516-506-4422
pelenio@arbor.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Investors:
Joseph Green
The Ruth Group
646-536-7013
jgreen@theruthgroup.com